UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2006

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11802 Ridge Parkway, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

(720) 558-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01—Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements of CNT for the quarter ended April 30, 2005 are attached hereto as Annex A.

(b)	Pro Forma Financial Information.

The pro forma financial information for the acquisition of CNT for the quarter ended April 30, 2005 is attached hereto as Annex B.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION

By:	/s/ THOMAS O. MCGIMPSEY
Thomas O. McGimpsey
Executive Vice President and Chief Legal Officer

Dated: September 25, 2006

ANNEX A

FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

COMPUTER NETWORK TECHNOLOGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended April 30,
	2005	2004
		(Restated – Note 14)
Revenue:
Product sales	$52,504	$63,675
Service fees	31,534	32,562

Total revenue	84,038	96,237

Cost of revenue:
Cost of product sales	34,959	38,726
Cost of service fees	18,059	20,762

Total cost of revenue	53,018	59,488

Gross profit	31,020	36,749

Operating expenses:
Sales and marketing	21,265	23,708
Engineering and development	11,604	13,123
General and administrative	4,835	3,502

Total operating expenses	37,704	40,333

Loss from operations	(6,684)	(3,584)

Other income (expense):
Interest expense	(1,393)	(1,032)
Interest and other income, net	171	210

Other (expense), net	(1,222)	(822)

Loss before income taxes	(7,906)	(4,406)
Provision for income taxes	488	275

Loss from continuing operations	(8,394)	(4,681)

Discontinued operations, net of tax	—	(344)

Net loss	$(8,394)	$(5,025)

Basic and diluted income (loss) per share:
Continuing operations	$(.29)	$(.17)

Discontinued operations	$—	$(.01)

Net loss	$(.29)	$(.18)

Shares	28,615	27,598

See accompanying notes to Condensed Consolidated Financial Statements

COMPUTER NETWORK TECHNOLOGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	April 30, 2005	January 31, 2005
		(Restated – Note 14)
Assets
Current assets:
Cash and cash equivalents	$45,416	$32,481
Marketable securities	16,280	21,728
Receivables, net	83,632	96,327
Inventories	31,993	29,871
Other current assets	4,848	5,348

Total current assets	182,169	185,755

Property and equipment, net	37,463	40,056
Field support spares, net	9,873	10,022
Goodwill	31,769	31,769
Other intangibles, net	14,833	15,722
Deferred tax asset	187	185
Other assets	12,253	12,079

	$288,547	$295,588

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$36,891	$36,459
Accrued liabilities	32,229	33,714
Deferred revenue	55,966	53,219
Current installments of obligations under capital lease	2,999	3,092

Total current liabilities	128,085	126,484

Obligations under capital lease, less current installments	4,421	4,952
Interest rate swap	1,561	787
Convertible subordinated debt	122,789	123,563

Total liabilities	256,856	255,786

Shareholders’ equity:
Common stock, $.01 par value; authorized 100,000 shares, issued and outstanding 29,520 at April 30, 2005 and 29,487 at January 31, 2005	295	295
Additional paid-in capital	199,241	199,380
Unearned compensation	(4,785)	(5,461)
Accumulated deficit	(165,997)	(157,603)
Accumulated other comprehensive income	2,937	3,191

Total shareholders’ equity	31,691	39,802

	$288,547	$295,588

See accompanying notes to Condensed Consolidated Financial Statements

COMPUTER NETWORK TECHNOLOGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended April 30,
	2005	2004
		(Restated – Note 14)
Operating Activities:
Net loss	$(8,394)	$(5,025)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,470	7,251
Non-cash compensation expense	529	149
Changes in deferred taxes	(2)	—
Changes in operating assets and liabilities:
Receivables	12,665	25,484
Inventories	(2,122)	211
Other current assets	500	(1,132)
Accounts payable	432	(10,353)
Accrued liabilities	(1,485)	(3,561)
Deferred revenue	2,747	359

Cash provided by operating activities	11,340	13,383

Investing Activities:
Additions to property and equipment	(1,679)	(4,811)
Additions to field support spares	(1,160)	(2,094)
Net redemption (purchase) of marketable securities	5,448	(4,692)
Other assets	(174)	(2,347)

Cash provided by (used in) investing activities	2,435	(13,944)

Financing Activities:
Proceeds from issuance of common stock	8	228
Repayments of obligations under capital leases	(624)	(777)

Cash used in financing activities	(616)	(549)

Effects of exchange rate changes	(224)	(666)

Net increase (decrease) in cash and cash equivalents	12,935	(1,776)
Cash and cash equivalents— beginning of period	32,481	75,267

Cash and cash equivalents— end of period	$45,416	$73,491

See accompanying notes to Condensed Consolidated Financial Statements

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

(1) BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements have been prepared in accordance with instructions to Form 10-Q and do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These consolidated financial statements should be read in conjunction with the condensed consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 as filed with the Securities and Exchange Commission. References to fiscal 2005 and 2004 represent the twelve months ended January 31, 2005 and 2004, respectively.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued a revision of Statement of Financial Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123R). SFAS No. 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS No. 123R establishes standards for the accounting for transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Originally, SFAS No. 123R was effective for interim reporting period that begins after June 15, 2005. In April, 2005, SEC announced the deferral of the required effective date. The SEC rule provides that SFAS 123R is now effective for registrants as of the beginning of the first fiscal year beginning after June 15, 2005. The Company is in the process of determining the effect that adopting SFAS No. 123R will have on its financial position, results of operations, or cash flows.

On March 7, 2005, FASB released Proposed FASB Staff Positions (FSP) No. 143-a, “Accounting for Electronic Equipment Waste Obligations.” The proposed FSP addresses accounting by commercial users and producers of electrical and electronic equipment, in connection with Directive 2002/96/EC on Waste Electrical and Electronic Equipment issued by the European Union on February 13, 2003 (Directive). This Directive requires EU-member countries to adopt legislation to regulate the collection, treatment, recovery, and environmentally sound disposal of electrical and electronic waste equipment, and sets forth certain obligations relating to covering the cost of disposal of such equipment by commercial users. Producers will also be required to cover the cost of disposal of such equipment by private household users. The proposed FSP sets forth accounting for such obligations by commercial users and producers, with respect to SFAS No. 143, “Asset Retirement Obligations.” The Company has not yet determined the effect, if any, of the proposed FSP on its financial position, results of operations, or cash flows.

(2) MARKETABLE SECURITIES

The Company’s investments in marketable securities primarily consist of U.S. government and agency securities, corporate debt securities and bank certificates of deposit. The Company also holds trading securities consisting of various mutual funds. The Company intends to use any gain or loss from these investments to fund the investments gains and losses allocated to participants under the Company’s executive deferred compensation plan.

(3) INVENTORIES

Inventories, stated at the lower of cost (first-in, first-out method) or market, consist of:

	April 30, 2005	January 31, 2005
Inventories:
Components and subassemblies	$17,574	$16,538
Work in process	648	1,576
Finished goods	13,771	11,757

	$31,993	$29,871

(4) INTANGIBLE ASSETS

The components of other amortizable intangible assets are as follows:

	April 30, 2005		January 31, 2005
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	$16,924	$(4,847)	$16,924	$(4,259)
Trademarks	4	(3)	4	(2)
Developed technology	3,606	(851)	3,606	(551)
Non-compete agreements	250	(250)	250	(250)

Total	$20,784	$(5,951)	$20,784	$(5,062)

Total other intangible assets, net	$14,833		$15,722

Amortization expense for intangible assets during the first quarter of 2005 was $.9 million. Amortization expense for the remainder of 2005 is estimated to be $2.7 million. Amortization expense is estimated to be $3.5 million in 2006, $3.0 million in 2007 and $2.3 million in 2008 and 2009.

(5) COMPREHENSIVE LOSS

Comprehensive loss consists of the following:

	Three months ended April 30,
	2005	2004
Net loss	$(8,394)	$(5,025)
Unrealized loss on marketable securities, net of tax effect of $0	(102)	—
Foreign currency translation adjustment, net of tax effect of $0	(152)	(845)

Total comprehensive loss	$(8,648)	$(5,870)

(6) CONVERTIBLE SUBORDINATED DEBT

In February 2002, the Company sold $125 million of 3% convertible subordinated notes due February 15, 2007, raising net proceeds of $121.6 million. The notes are convertible into the Company’s common stock at a price of $19.17 per share. The Company may redeem the notes upon payment of the outstanding principal balance, accrued interest and a make whole payment if the closing price of its common stock exceeds 175% of the conversion price for at least 20 consecutive trading days within a period of 30 consecutive trading days ending on the trading day prior to the date the redemption notice is mailed. The make whole payment represents additional interest payments that would be made if the notes were not redeemed prior to the due date.

Original debt issuance costs of $3,441,000 are being amortized to interest expense on a straight-line basis, which approximates the effective interest method. At April 30, 2005, the remaining debt issuance costs, net of accumulated amortization, were $1,241,000.

In January 2004, the Company entered into an interest-rate swap agreement with a notional amount of $75 million that has the economic effect of modifying that dollar portion of the fixed interest obligations associated with $75 million of its 3% convertible subordinated notes due February 2007, such that the interest payable effectively becomes variable based on the three month LIBOR plus 69.5 basis points. The payment dates of the swap are January 31st, April 30th, July 31st and October 31st of each year, commencing April 30, 2004, until maturity on February 15, 2007. On February 1, 2005, the LIBOR setting was 2.73% creating a combined effective rate of 3.425% which was effective until April 30, 2005. On May 1, 2005, the LIBOR setting was reset to 3.19%, creating a combined effective rate of 3.885% which is effective until July 31, 2005. The swap was designated as a fair value hedge, and as such, the gain or loss on the swap, as well as the fully offsetting gain or loss on the notes attributable to the hedged risk, were recognized in earnings. Fair value hedge accounting is provided only if the hedging instrument is expected to be, and actually is, effective at offsetting changes in the value of the hedged item. At April 30, 2005, the fair value of the interest rate swap had decreased from inception to $1,561,000 and is included in other long-term liabilities. Corresponding to this decline, the carrying value of the notes has decreased by $1,561,000.

As part of the agreement, the Company is also required to post collateral based on changes in the fair value of the interest rate swap. This collateral, in the form of restricted cash, was $3,825,000 at April 30, 2005, and has been classified as other long-term assets in the accompanying condensed consolidated balance sheets. The Company could incur charges to terminate the swap in the future if interest rates rise, or upon certain events such as a change in control or certain redemptions of convertible subordinated notes.

In April 2001, our board of directors authorized the repurchase of up to $50.0 million of our common stock. Subsequent to April 2001, our board changed the authorization so that the remaining balance of the initial $50 million authorization can be used for the repurchase of either debt or stock. As of January 31, 2005, we had repurchased 4.1 million shares of our common stock and $650,000 in principal amount of our convertible subordinated indebtedness for $33.5 million under this authorization. No common stock or convertible subordinated debt was repurchased during the three months ended April 30, 2005.

(7) STOCK-BASED COMPENSATION

No stock options were granted during the three months ended April 30, 2005. The estimated per share weighted average fair value of all stock options granted during the three months ended April 30, 2004 was $5.92. The fair value of each option grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	Three months ended April 30,
	2005	2004
Risk free interest rate	4.15%	3.08%
Expected life	5.50	5.73
Expected volatility	91.77%	94.59%

Had the Company recorded compensation cost for its stock options based on the estimated fair value on the date of grant, as defined by SFAS 123, the Company’s pro forma net loss would have been as follows:

	Three months ended April 30,
	2005	2004
Net loss, as reported	$(8,394)	$(5,025)
Deduct: Total stock-based employee compensation expense under fair value based method of all awards, net of tax of $0	(1,055)	(2,810)

Pro forma net loss	$(9,449)	$(7,835)

Basic & diluted net loss per share:
As reported	$(.29)	$(.18)
Pro forma	$(.33)	$(.28)

(8) WARRANTY

The Company records a liability for warranty claims at the time of sale. The amount of the liability is based on contract terms and historical warranty costs, which is periodically adjusted for recent actual experience. Warranty terms on the Company’s equipment range from 90 days to 13 months. The changes in warranty reserve balances for the three months ended April 30, 2005 and 2004 were as follows:

	April 30,
	2005	2004
Beginning balance	$2,029	$2,348
Charged to cost of product	609	1,010
Cost of warranty	(793)	(892)

Ending balance	$1,845	$2,466

(9) DISCONTINUED OPERATIONS

In connection with the acquisition of Inrange, the Company acquired a non-complementary business focused on enterprise resource planning (ERP) consulting services. In April 2004, substantially all of the business and its net assets totaling approximately $1.7 million were sold for installment payments having a discounted value of approximately $1.2 million. The business was divested to allow the Company to focus on its core storage networking solutions business. Revenue and expense for the ERP business in the first three months of 2004 totaled approximately $2.5 million and $2.8 million, respectively. The business has been accounted for as a discontinued operation in the accompanying condensed consolidated financial statements, meaning that its revenues and expenses are not included in results from continuing operations, and the net income/(loss) of the ERP business was included under the discontinued operations caption in the statement of operations.

(10) ENTERPRISE-WIDE INFORMATION

Summarized information regarding enterprise-wide revenue and gross margins from external customers are as follows:

	Three months ended April 30,
	2005	2004
Revenue:
Proprietary products	$30,317	$38,511
Third party products	22,186	25,164
Professional services	10,771	11,604
Maintenance	20,764	20,958

Total	$84,038	$96,237

Gross margins:
Proprietary products	$14,470	$20,821
Third party products	3,074	4,128
Professional services	4,486	2,335
Maintenance	8,990	9,465

Total	$31,020	$36,749

(11) INTEGRATION AND COST REDUCTION ACCRUALS

During 2004, the Company experienced a continued slow-down in the IT spending environment, competitive pressures and customers’ desire for more flexibility in financing terms, particularly for large investments, such as remote storage networking solutions. The Company also experienced a decline in traditional large-scale ESCON projects, while FICON extension, the new mainframe channel technology, has not grown as fast as anticipated. In the third quarter of fiscal 2004, the Company took actions to adjust its expense levels to reflect the current outlook for its markets, including reductions of approximately 220 employees and consultants, along with reductions in other discretionary expenses. The duplicative facilities that were closed were part of the pre-acquisition Inrange business, and the accrual for future rents was treated as an acquired liability, effectively increasing the purchase price.

A summary of severance and facility accrual activity follows:

	Obligation As of January 31, 2005	New Accrual	Utilization	Obligation As of April 30, 2005
2004 Cost Reduction Actions:
Severance	$691	—	12	$679
Facility closure	$95	—	70	$25
Facility closures related to Inrange acquisition	$3,541	—	384	$3,157

(12) LITIGATION

Eclipsys Indemnification Claim

Inrange Technologies Corporation, which was a wholly owned subsidiary of CNT, had been named as a defendant in the case SBC Technology Resources, Inc. v. Inrange Technologies Corp., Eclipsys Corp. and Resource Bancshares Mortgage Group, Inc., No. 303-CV-418-N, that was pending in the United States District Court for the Northern District of Texas, Dallas Division (the SBC Patent Litigation). The SBC Patent Litigation was commenced on February 27, 2003. The complaint claimed that Inrange was infringing U.S. Patent No. 5,530,845 (845 patent) by manufacturing and selling storage area networking equipment, in particular the FC/9000, that is used in storage networks. On May 31, 2005, Inrange and SBC Laboratories, Inc. (f/k/a SBC Technology Resources, Inc.) entered into a Settlement Agreement settling the SBC Patent Litigation on confidential terms that included a license to the 845 patent, and the case was dismissed with prejudice. Eclipsys Corp. (Eclipsys) had settled earlier with SBC Technology Resources, Inc. for an undisclosed sum without the consent of Inrange. Eclipsys has demanded that Inrange indemnify Eclipsys pursuant to alleged documentation under which it purportedly acquired certain allegedly infringing products from Inrange. Hitachi Data Systems Corporation (a non-party to the SBC Patent Litigation) has also informed Inrange that it received a demand from Eclipsys that Hitachi indemnify Eclipsys in connection with the SBC Patent Litigation. Hitachi notified Inrange that it would tender to Inrange any claim by Eclipsys for indemnification of any aspect of the litigation. Based on current information, Inrange believes that the indemnification demands of Eclipsys and Hitachi are without merit. Accordingly, McDATA intends to vigorously defend against any claims, if made, by Eclipsys or Hitachi for indemnification.

Shareholder Litigation

Following the announcement of the proposed merger with McDATA, an action was commenced purporting to challenge the merger. The case, styled Jack Gaither v. Thomas G. Hudson et al. (File No. MC 05-003129) was filed in the District Court of Hennepin County, State of Minnesota. The complaint asserts claims on behalf of a purported class of CNT stockholders, and it names CNT and certain of its directors on claims of breach of fiduciary duty in connection with the merger on the grounds that the defendants allegedly failed to take appropriate steps to maximize the value of a merger transaction for CNT stockholders. Additionally, the plaintiff claims that the defendants made insufficient disclosures in connection with the merger. Defendants have denied the claims and have asserted numerous defenses. To avoid the costs and inherent risks of litigation, the Company and the plaintiff have entered into a memorandum of understanding with respect to a proposed settlement of the matter. Any settlement is subject to a number of conditions, including execution of definitive documentation and court approval. The Company does not believe the settlement, if it becomes final, will have a material effect on its financial position. However, there can be no assurance that this proposed settlement will be approved and implemented in its current form, or at all.

Inrange’s IPO Laddering Class Action Lawsuits

A shareholder class action was filed against Inrange and certain of its officers on November 30, 2001, in the United States District Court for the Southern District of New York, seeking recovery of damages caused by Inrange’s alleged violation of securities laws, including section 11 of the Securities Act of 1933 and section 10(b) of the Exchange Act of 1934. The complaint, which was also filed against the various underwriters that participated in Inrange’s initial public offering (IPO), is identical to hundreds of shareholder class actions pending in this court in connection with other recent IPOs and is generally referred to as In re Initial Public Offering Securities Litigation. The complaint alleges, in essence, (a) that the underwriters combined and conspired to increase their respective compensation in connection with the IPO by (i) receiving excessive, undisclosed commissions in exchange for lucrative allocations of IPO shares, and (ii) trading in Inrange’s stock after creating artificially high prices for the stock post-IPO through “tie-in” or “laddering” arrangements (whereby recipients of allocations of IPO shares agreed to purchase shares in the aftermarket for more than the public offering price for Inrange shares) and dissemination of misleading market analysis on Inrange’s prospects; and (b) that Inrange violated federal securities laws by not disclosing these underwriting arrangements in its prospectus. The defense has been tendered to the carriers of Inrange’s director and officer liability insurance, and a request for indemnification has been made to the various underwriters in the IPO. At this point, the insurers have issued a reservation of rights letter and the underwriters have refused indemnification. The court has granted Inrange’s motion to dismiss claims under section 10(b) of the Securities Exchange Act of 1934 because of the absence of a pleading of intent to defraud. The court granted plaintiffs leave to replead these claims, but no further amended complaint has been filed. The court denied Inrange’s motion to dismiss claims under section 11 of the Securities Act of 1933. The court has also dismissed Inrange’s individual officers without prejudice, after they entered into a tolling agreement with the plaintiffs. On July 25, 2003, Inrange’s board of directors conditionally approved a proposed partial settlement with the plaintiffs in this matter. The settlement would provide, among other things, a release of Inrange and of the individual defendants for the conduct alleged in the action to be wrongful in the complaint. Inrange would agree to undertake other responsibilities under the partial settlement, including agreeing to assign away, not assert, or release certain potential claims Inrange may have against its underwriters. Any direct financial impact of the proposed settlement is expected to be borne by Inrange’s insurers. In June 2004, an agreement of settlement was submitted to the court for preliminary approval. On August 31, 2005, the court preliminarily approved the proposed settlement. A fairness hearing will be held in 2006 before any final settlement is approved, if at all. Until the settlement is effective, management intends to defend against this consolidated proceeding vigorously.

State of Connecticut Tax Audit of Inrange

The audit division of the State of Connecticut Department of Revenue Services (Audit Division) has proposed adjustments to the Connecticut income tax returns for Inrange for the years ended December 31, 1996, through December 31, 1999. The proposed adjustments, in the amount of $433,995 plus interest, relate to (1) gain from a stock sale following the exercise of warrants, and whether Inrange had sufficient nexus with Connecticut to subject the gain to Connecticut taxation, and (2) the availability of claimed credits for certain research and development expenditures, and whether Inrange has provided sufficient documentation to support the claimed credits. Inrange made a written offer to settle the matter, which was rejected by the Audit Division. Inrange has formally appealed the matter and has posted a $750,000 appeal bond to avoid the accrual of additional interest.

(13) MERGER WITH MCDATA

On January 17, 2005, Computer Network Technology Corporation, entered into a definitive agreement to be merged with a wholly-owned subsidiary of McDATA Corporation (“McDATA”). On June 1, 2005, under the terms of the agreement, the Company was merged into a wholly-owned subsidiary of McDATA. Each issued and outstanding share of common stock of the Company was converted into the right to receive 1.3 shares of McDATA Class A common stock, together with cash in lieu of fractional shares.

(14) RESTATEMENT OF FISCAL 2004 QUARTERLY EARNINGS

On March 7, 2005, the Company’s management, after consultation with the Audit Committee of the Company’s Board of Directors, determined that the Company’s consolidated financial statements for the first fiscal quarter ended April 30, 2004, second fiscal quarter ended July 31, 2004 and third fiscal quarter ended October 31, 2004 should no longer relied upon, including the consolidated financial statements and other financial information in the Form 10-Qs filed for those quarters. The determination was made as a result of errors discovered when reconciling offsite finished goods inventory between the general ledger and the Company’s materials requirement planning, or MRP, system. The Company believes the errors began to occur in February 2004 when the Company transitioned manufacturing of certain products from its Plymouth, Minnesota headquarters to its facility in Lumberton, New Jersey. As a result of the transition, there were procedural changes for the tracking and recording of certain offsite finished goods inventory that resulted in inventory items for certain transactions being doubled counted. The effect of the errors was to overstate inventory and understate cost of goods sold and operating expenses in the first, second and third quarters of fiscal 2004 by $499,000, $408,000 and $538,000, respectively.

The statement of operations previously reported in the first quarter of fiscal 2004 in Form 10-Q has been restated as follows:

	Quarter Ended April 30, 2004
	(As reported)	(Restated)
Revenue	$96,237	$96,237
Gross profit	37,300	36,749
Loss from operations	(3,085)	(3,584)
Loss from discontinued operations, net of tax	(343)	(344)
Net loss	(4,526)	(5,025)
Net loss per share: Basic and Diluted	(0.16)	(0.18)

ANNEX B

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial statements for McDATA have been prepared to illustrate the acquisition of CNT in a transaction accounted under the purchase method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” with McDATA treated as the acquirer. Under the purchase method, the total purchase price presented in the accompanying unaudited pro forma combined consolidated financial statements was allocated to the assets acquired and liabilities assumed based on their fair values. The excess of the purchase price over the net amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma condensed combined consolidated balance sheet combines the historical audited consolidated balance sheets of McDATA and CNT as of April 30, 2005, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), giving effect to the Merger as if it occurred on April 30, 2005. The unaudited pro forma condensed combined consolidated statement of operations combine the historical consolidated statement of operations of McDATA and CNT for the quarter ended April 30, 2005 prepared in accordance with GAAP, giving effect to the merger as if it occurred as of the beginning of the period presented, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. For additional information, please see the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined consolidated financial statements.

These unaudited pro forma condensed combined consolidated financial statements are for informational purposes only. They do not purport to present the results that would have actually occurred had the merger been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma financial information does not reflect any potential operating efficiencies. The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and the notes thereto, included in McDATA’s Form 10-Q for the three month period ended April 30, 2005 filed with the SEC on June 6, 2005 and CNT’s consolidated financial statements for April 30, 2005 included in this Form 8-K.

No pro forma adjustments were made to conform CNT’s accounting policies to McDATA’s accounting policies, as the impact of the policy differences on the unaudited pro forma combined consolidated financial statements was not material.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

OF McDATA CORPORATION and COMPUTER NETWORK TECHNOLOGY CORPORATION

As of April 30, 2005

(in thousands)

(unaudited)

	McDATA	CNT	Pro Forma Adjustments(1) Dr/(Cr)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$73,629	$45,416	$(4,675	)(a)	$114,370
Securities lending collateral	116,112	—	—		116,112
Short-term investments	163,041	16,280	—		179,321
Accounts receivable, net	56,488	83,632	(4,310	)(b)	135,810
Prepaid expenses and other current assets	7,621	4,848	—		12,469
Inventories	15,742	31,993	(11,653	)(c)	36,082

Total current assets	432,633	182,169	(20,638)		594,164
Property and equipment, net	92,155	37,463	(3,492	)(d)	126,126
Long-term investments	73,930	—	—		73,930
Restricted cash	5,004	—	—		5,004
Intangible assets, net	82,022	14,833	58,785	(e)	155,640
Goodwill	78,693	31,769	135,890	(f)	246,352
Other assets, net	35,540	22,313	(8,682	)(g)	49,171

Total assets	$799,977	$288,547	$161,863		$1,250,387

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$61,641	$69,120	($37,032	)(h)	$167,793
Deferred revenue	26,464	55,966	15,670	(i)	66,760
Securities lending payable	116,112	—	—		116,112
Other current liabilities	682	2,999	—		3,681

Total current liabilities	204,899	128,085	(21,362)		354,346

Other long-term liabilities	1,940	4,421	—		6,361
Convertible debt	172,500	124,350	5,596	(j)	291,254
Deferred revenue	25,309	—	—		25,309

Total liabilities	404,648	256,856	(15,766)		677,270

Stockholders’ Equity:
Common stock	1,190	295	295	(k)	1,578
			(388	)(l)
Additional paid-in-capital	481,894	199,241	199,241	(k)	667,573
			(185,679	)(l)
Treasury stock	(19,039)	—			(19,039)
Deferred compensation	(2,115)	(4,785)	(4,785	)(k)	(5,719)
			3,604	(m)
Accumulated other comprehensive income/(loss)	(1,074)	2,937	2,937	(n)	(1,074)
Accumulated deficit	(65,527)	(165,997)	(165,997	)(n)	(70,202)
			4,675	(a)

Total stockholders’ equity	395,329	31,691	(146,097)		573,117

Total liabilities and stockholders’ equity	$799,977	$288,547	($161,863)		$1,250,387

(1)	The letters refer to a description of the adjustments in Note 2

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS OF

McDATA CORPORATION and COMPUTER NETWORK TECHNOLOGY CORPORATION

For the Three Months Ended April 30, 2005

(in thousands, except per share data)

(unaudited)

	McDATA	CNT	Pro Forma Adjustments Dr. (Cr.) (1)		Pro Forma Combined
Revenue	$98,868	$84,038	$3,525	(i)	$179,381
Cost of revenue	45,440	53,018	(820	)(c)	97,382
			(256	)(d)

Gross profit	53,428	31,020	2,449		81,999
Operating expenses:
Research and development	21,385	21,265	—		42,650
Selling and marketing	24,117	11,604	—		35,721
General and administrative	5,764	4,835	394	(m)	10,993
Amortization of acquired intangible assets	5,570	—	5,062	(e)	10,632

Operating expenses	56,836	37,704	5,456		99,996

Loss from operations	(3,408)	(6,684)	(7,905)		(17,997)
Interest and other income (loss), net of interest expense	967	(1,222)	(820	)(j)	(1,075)

Loss before income taxes	(2,441)	(7,906)	(8,725)		(19,072)
Income tax expense	416	488	—	(o)	904

Net loss	$(2,857)	$(8,394)	$(8,725)		$(19,976)

Basic and diluted net loss per share	$(0.02)	$(0.29)			$(0.14)

Shares used in computing basic and diluted loss per share	115,474	28,615			144,089

(1)	The letters refer to a description of the adjustments in Note 2.

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

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MCDATA CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

On June 1, 2005, McDATA consummated the merger transaction between Condor Acquisition, Inc. (Merger Sub), a wholly-owned subsidiary of McDATA Corporation, and CNT (the Merger) pursuant to the terms and conditions of the previously filed Agreement and Plan of Merger, as amended (the Merger Agreement). The transactions contemplated by the Merger Agreement were adopted and approved at a special meeting of the stockholders of the McDATA on May 24, 2005, and at a special meeting of the shareholders of CNT on May 24, 2005. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into CNT with CNT being the surviving corporation as a wholly-owned subsidiary of the Company. In connection with the filing of the Articles of Merger, CNT’s name was changed to “McDATA Services Corporation.”

Upon completion of the merger, CNT shareholders received 1.3 shares of McDATA Class A common stock for each share of CNT common stock held by them, together with cash in lieu of fractional shares, and the Company assumed the CNT employee equity plans and the awards granted under these plans.

On June 1, 2005, simultaneously with the effectiveness of the Merger, McDATA entered into a supplemental indenture to the indenture between CNT and U.S. Bank National Association, (the Trustee), pursuant to which McDATA fully and unconditionally guarantees the payment of principal and interest on CNT’s outstanding $124,350,000 3.00% Convertible Subordinated Notes due 2007 (the 3.00% Notes), and that upon conversion, a holder of the 3.00% Notes will receive that number of shares of the Company’s Class A common stock that would have been issued if the 3.00% Notes had been converted into CNT common stock immediately prior to the merger.

For accounting purposes, the purchase price of CNT was based upon the market price of McDATA Class A common stock exchanged, direct transaction costs incurred by McDATA of approximately $6.9 million (comprised of financial advisory, legal, accounting and other fees), and the fair value of 19.9 million stock options to be issued. The $4.39 market price of McDATA stock used in the calculation of purchase price consideration was the average McDATA Class A common stock price for the period beginning two days before and ending two days after the announcement of the merger.

No transactions between CNT and McDATA occurred during the period presented.

Purchase Accounting

The fair value of the outstanding options was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $4.39, which is the value ascribed to McDATA’s Class A common stock in determining the purchase price; volatility of 80%; risk-free interest rate of 3.64%; and an expected life of five years. In accordance with existing employment agreements, certain CNT executives’ options, not currently vested, vested immediately prior to the effective time of the merger. One half of a portion of the currently unvested options of another CNT executive vested immediately prior to the merger in accordance with his employment agreement. See Note 2 pro forma adjustment (a) for adjustment to unaudited pro forma condensed combined consolidated balance sheet as of April 30, 2005. CNT recorded the required pre-acquisition stock-based compensation charge related to the acceleration of vesting in its pre-acquisition financial statements. All outstanding CNT restricted stock and restricted stock units vested in full upon the completion of the merger, with the exception of shares of restricted stock issued to one CNT employee and retention grants previously made by CNT.

The following table summarizes the preliminary estimate of the purchase price for CNT on a purchase accounting basis (in millions):

Amount
Value of McDATA Class A common stock to be issued (approximately 38.8 million shares at $4.39)	$170.2
Direct acquisition costs to be incurred	6.9
Value of stock options to be issued	15.9

Total purchase price	$193.0

The purchase consideration was allocated to the assets acquired and liabilities assumed based on the fair value of CNT’s tangible and intangible assets and liabilities. An allocation of the purchase price was made to major categories of assets and liabilities

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in the accompanying unaudited pro forma condensed combined consolidated balance sheet based on a third-party valuation. The excess of the purchase costs over net tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The purchase price was allocated using the information currently available.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and will not be deductible for tax purposes. McDATA performs a goodwill impairment test on an annual basis and between annual tests in certain circumstances.

Intangibles

McDATA’s fair value of intangible assets was based primarily on a valuation completed by a third party valuation firm to determine the value of the customer relationships, backlog, developed technology and trademarks. The $11.4 million allocated to customer relationships represent underlying relationships with CNT’s existing customers which McDATA anticipated to generate future revenue for the combined company. McDATA believed that the numerous relationships that CNT had established through its customer support and services business would create value for the merged company. McDATA is amortizing the fair value of this asset on a straight-line basis over an estimated useful life of approximately seven years. The $17.2 million allocated to customer backlog represented the value of unfulfilled maintenance and consulting service order backlogs as of the acquisition date, which had a useful life of approximately 14 months. The $24.0 million allocated to developed technology consists of products that have reached technological feasibility, and included products which support channel extension, faster transmission speeds, and innovative mechanical design. These assets were amortized over a useful life of approximately six years. As of the date of the acquisition, CNT had no ongoing projects that qualified as in-process research and development. The $1.2 million allocated to trademark had an estimated useful life of seven years.

Deferred Revenue

Included in current liabilities assumed is $40.3 million in deferred revenue related primarily to unfulfilled maintenance contracts. In accordance with EITF 01-03, “Accounting in a Purchase Business Combination for Deferred Revenue of an Acquiree”, the deferred revenue liability assumed in the acquisition was adjusted to fair value, which is the sum of direct and incremental costs of fulfilling the maintenance obligation plus a normal profit margin on those fulfillment costs. The estimated costs to fulfill the support obligation were based on the historical direct costs related to providing the support services by CNT, and the normal profit margin was based on analysis of comparable IT service companies. As a result, deferred revenue was adjusted to a fair value of $40.3 million, which represents a $15.7 million decrease in the $56.0 million CNT deferred revenue balance sheet amount as of April 30, 2005. As the related maintenance services are performed and the revenue recognized, this adjustment resulted in a $15.7 million reduction in revenues and gross profit margin for the combined company as compared to what would otherwise have been recognized by CNT as a separate company.

Restructuring Costs

Included in current liabilities were costs of $36.3 million in restructuring liabilities, consisting primarily of severance, relocation, facility consolidation costs, and contract termination costs, which were recorded as liabilities assumed in the purchase price allocation of CNT in accordance with EITF Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination”.

As of the acquisition date, management had formulated an integration plan which included, among other things, the elimination of duplicative headcount, elimination of redundant products, the outsourcing of manufacturing, and the closing of duplicative facilities in overlapping geographies. As a result, approximately $9.6 million in termination and relocation benefits for CNT employees has been recognized in other liabilities assumed. Also included in current liabilities assumed was $8.1 million related to the planned closure of certain pre-merger CNT offices. For sites where McDATA expected to negotiate an early termination of the lease, the expected termination costs were accrued. The amounts accrued for the remaining sites were based upon the fair value of the liability at the cease-use date based on the remaining lease rentals reduced by estimated sublease rentals. $16.7 million is included in other liabilities assumed, which is primarily related to estimated settlements of various unfulfilled contractual commitments.

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Debt

Included in assumed liabilities are 3.00% Convertible Subordinated Notes issued by CNT in 2002 with an aggregate par value of $124.4 million. In accordance with purchase accounting rules, the Notes were adjusted to their aggregate fair value of $118.8 million based on the quoted market closing price as of the acquisition date. The $5.6 million reduction in the Notes’ carrying value will be accreted to interest expense on a straight-line basis over the remaining term of the Notes, and is included as an adjustment to pro forma condensed consolidated statement of operations.

Also included in assumed liabilities was an associated interest-rate swap agreement with a notional amount of $75 million that has the economic effect of modifying that dollar portion of the fixed interest obligations associated with $75 million of the 3.00% Notes such that the interest payable effectively becomes variable based on the three-month LIBOR plus 69.5 basis points.

Effective upon the consummation of the Merger, McDATA fully and unconditionally guaranteed the 3.00% Notes and became a co-obligor on the 3.00% Notes with CNT and the 3.00% Notes became convertible into McDATA’s Class A stock at a price of approximately $14.75 per share (aggregate of approximately 8.4 million shares) at any time prior to maturity on February 15, 2007.

For the purpose of these pro forma combined consolidated financial statements, proforma interest expense for the Notes was determined using the an effective rate of 3.424%.

2.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to CNT’s net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to finite lived intangible assets and estimated deferred compensation.

There are no significant intercompany balances or transactions between McDATA and CNT. Certain reclassifications have been made to conform CNT’s historical amounts to McDATA’s presentation.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

a)	Adjustments to reflect payments to CNT executives for change-in-control executive agreement benefits paid at time of merger and its impact to cash and cash equivalents and accumulated deficit. Payments required under these agreements are considered to be material nonrecurring charges and such charges have not been included in the pro forma condensed combined consolidated statements of operations for the period ended April 30, 2005.

b)	Adjustment to increase allowance for uncollectible accounts receivable.

c)	Adjustment to materials, work-in-process and finished goods to their net realizable values and reclassification of rental equipment as follows:

Amount
Fair value adjustment of production inventory – raw materials	$1,307
Fair value adjustment of finished goods inventory	45
Elimination of capitalized overhead	(2,906)

Total amounts recorded in pro forma condensed combined consolidated statement of operations that was reflected in operations in the 12 month period following the merger	$(1,554)
Physical inventory adjustment	197
Elimination of inventory determined to be end of life	(10,296)

Total adjustment	$(11,653)

d)	Adjustment to record the differences in the fair value and historical carrying cost of CNT’s property and equipment.

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e)	Adjustment to eliminate CNT’s historical intangible assets and record the fair value of intangible assets acquired as follows:

Amount
Fair value of acquired intangibles	$73,618
Less: CNT’s historical intangible assets	(14,833)

Total	$58,785

f)	Adjustment to eliminate CNT’s historical goodwill and record goodwill resulting from the Merger as follows:

Amount
Goodwill resulting from Merger	$167,659
Less: CNT’s historical goodwill	(31,769)

Total	$135,890

g)	Adjustment to other assets as follows:

Amount
To record deferred tax assets from foreign entities	$85
Elimination of CNT’s historical value in capitalized debt acquisition costs	(1,185)
Elimination of McDATA’s historical value of capitalized acquisition costs	(6,912)
Elimination of CNT’s historical value in equity investment	(800)
Fair value of equity investment	130

Total	$(8,682)

h)	Adjustment to reflect pre-acquisition contingencies associated with contract commitments that will not be honored due to product reconfiguration. Also included is an adjustment to reflect merger-related costs for which McDATA’s management had formulated a plan as of the date of the merger. These merger-related costs are recognized as liabilities pursuant to guidance provided by Emerging Issues Task Force Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.”

i)	Adjustment to reflect the fair value of McDATA’s legal performance obligations under CNT’s maintenance and support contracts recorded as deferred revenue in CNT’s historical financial statements. The decline due to the fair value adjustment of 28% of historical cost will be amortized on a straight-line basis as follows: 60% in 2005, 25% in 2006, and the remainder in 2007.

j)	Adjustment to record the fair value of CNT’s convertible notes and the corresponding interest expense, calculated using the straight-line method, to accrete the notes to their maturity value.

k)	Adjustments to eliminate CNT’s historical stockholders’ equity.

l)	Adjustments to common stock to record the estimated number of shares of McDATA Class A common stock and to additional paid-in-capital for the estimated value of those shares to be issued in the transaction.

m)	Adjustment to the fair value of deferred compensation resulting from the issuance of unvested options to CNT’s employees and the resulting adjustment to amortization of the deferred compensation, which is to be amortized over 9 months.

n)	Adjustments to eliminate CNT’s historical comprehensive income and accumulated deficit.

o)	McDATA and CNT both have significant net operating losses and tax credits that can be carried forward; therefore, the pro forma adjustments have not been tax affected.

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3.	Pro Forma Net Loss Per Share

The pro forma combined basic and diluted net loss per share is based on the weighted average number of shares of McDATA common stock outstanding and weighted average number of CNT common stock outstanding multiplied by the exchange ratio. Because of the combined pro forma net loss, dilutive shares were anti-dilutive and therefore excluded from the computation of diluted net loss per share.

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